EXHIBIT 10.13.2.



                                OPTION AGREEMENT
                                ----------------


         This Option Agreement (the "Agreement") is made as of the 6th day of March, 2003, by and between Stiefel Laboratories, Inc., a New York corporation ("Stiefel"), and INyX Pharma, Limited., a company organized under the laws of England and Wales (the "Company").

                                    RECITALS
                                    --------

         WHEREAS, the Company and Stiefel have entered into a certain 6% Convertible Promissory Note due March 6, 2007 (the "Note"), for an aggregate principal amount of GBP2,500,000 (the "Principal Amount");

         WHEREAS, pursuant to the terms and conditions of the Note, Stiefel may, at any time during the life of the Note, convert the entirety of the then outstanding Principal Amount into equity securities of the Company (the "Conversion Shares");

         WHEREAS, upon Stiefel's conversion of the entire Principal Amount of the Note into Conversion Shares, Stiefel's Conversion Shares shall represent twenty percent (20%) of the rights to vote at general meetings of the Company and twenty percent (20%) of the right to receive amounts distributed by the Company by way of dividend or other distribution of the Company's assets (the "Maximum Stiefel Percentage Interest"), and if the Company pays down the Principal Amount on the Note, the Maximum Stiefel Percentage Interest shall be adjusted proportionately (the "Adjusted Stiefel Percentage Interest");

         WHEREAS, Stiefel desires to have the option to purchase that amount of equity shares of the Company that are required for Stiefel to maintain either the Maximum Stiefel Percentage Interest or the Adjusted Stiefel Percentage Interest (as applicable); and

         WHEREAS, as a condition precedent and material inducement for Stiefel to extend the Principal Amount to the Company pursuant to the Note, the Company must execute and deliver this Agreement to Stiefel.

         NOW THEREFORE, in consideration of the above recitals and the mutual covenants, representations, warranties and agreements set forth herein, and for the purpose of defining the terms and provisions of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:

                                    AGREEMENT
                                    ---------

         1. Definitions. Capitalized terms used herein are used as defined in this Section 1 or as defined elsewhere in this Agreement. For purposes of this
Agreement:

                  (a) The term "Business Day" shall mean any day on which the commercial banks in the City of Miami, Florida and London, England are open for business.

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                  (b) The term  "Dilutive  Event" shall mean any issuance by the
         Company of any class of its equity securities or debt or equity securities convertible into any class of its equity securities (an "Equity Issue") or any other action by the Company (other than the repayment of the Note) that would have the effect of reducing the percentage of the Company's Outstanding Capital Stock represented by the Conversion Shares to a percentage below the Maximum Stiefel Percentage Interest or the Adjusted Stiefel Percentage Interest (as applicable).

                  (c) The term "Fair Market Price" shall mean such price as may be agreed between the Company and Stiefel or, in the event that agreement cannot be reached, the price which an Independent Expert states in writing to be in its opinion the fair value of the shares concerned on a sale as between a willing seller and a willing purchaser and in determining such fair value the Independent Expert shall be instructed in particular:

                           (i) to have  regard to the  rights  and  restrictions
                  attached to such shares in respect of income, capital and voting but to disregard any other special rights or restrictions attached to such shares;

                           (ii) to  disregard  whether  such shares  represent a
                  minority or a majority interest; and

                           (iii) if the Company is then  carrying on business as
                  a going concern, to assume that it will continue to do so,

         and the Independent Expert shall be considered to be acting as an expert and not as an arbitrator and its decision shall be final and binding.

                  (d) The term "Independent Expert" shall mean an independent firm of accountants, investment bankers or a similar suitably qualified organization to be mutually agreed upon by the parties.

                  (e) The term "Option Price" shall mean the price per share at which equity securities are sold pursuant to an Equity Issue constituting a Dilutive Event or, if there is no Equity Issue, the Fair Market Price of the subject equity securities relating to the subject Dilutive Event.

                  (f) The term "Option Shares" shall mean that amount of any class of the Company's equity shares that represent the Maximum Stiefel Percentage Interest or the Adjusted Stiefel Percentage Interest (as applicable) of the total number of equity securities of the Company that are issued in connection with a subject Dilutive Event.

                  (g) The term "Outstanding Capital Stock" shall mean, at any time, the issued and outstanding shares of capital stock of the Company on a fully diluted basis (i.e. all issued equity shares of the Company and all those equity shares of the Company which are issuable upon the exercise of options, puts, convertible debentures, warrants or other securities exercisable or exchangeable in respect of or for the Company's equity shares).

         2. Option.

                  (a) During the period commencing on the date that Stiefel shall have converted the Principal Amount of the Note into Conversion Shares until the date that Stiefel shall no longer be a holder of any of the Company's equity securities (the "Option Period"), Stiefel may exercise, from time to time during the Option Period and subject to the terms and conditions contained herein, the option to acquire the Option Shares for the Option Price (the
"Option"). The exercise by Stiefel of the Option shall entitle Stiefel to purchase, and shall require the Company to sell, the Option Shares as herein provided.

                  (b) During the Option Period, the Company shall provide prior written notice to Stiefel of any Dilutive Event (a "Dilutive Event Notice").

                  (c) The Option may be exercised by Stiefel as to all or less than all of the Option Shares at any time during the Option Period by delivery of written notice(s) from Stiefel to the Company (the "Notice of Exercise") at the address specified on the signature page hereto designating the number of and description of the desired class of Option Shares to be purchased and a date and time for closing the purchase and sale of such Option Shares (each, a "Closing Date"), which date and time shall not be earlier than the close of business on the 5th Business Day, nor later than the close of business on the 10th Business Day, following delivery by Stiefel of the Notice of Exercise pursuant to this paragraph.

                  (d) Upon the exercise of the Option by Stiefel, the Option Price (or the corresponding proportionate amount of the Option Price in the event of an exercise of the Option for less than all of the Option Shares) shall be paid by Stiefel to the Company on the Closing Date by wire transfer of immediately available funds. In exchange for the payment by Stiefel of the Option Price (or the lesser proportionate purchase price), the Company shall deliver to Stiefel certificates evidencing the Option Shares described in the Notice of Exercise in proper form for transfer, free and clear of any claims, security interests, liens and encumbrances of any kind, except as provided by law and/or in the Stockholders Agreement.

         3. Closing of Option. The closing of each purchase and sale of Option Shares hereunder upon the exercise of the Option (each, a "Closing") shall be held at the principal offices of the Company on the date and time specified in the Notice of Exercise.

         4. Representations and Warranties of the Company. The Company hereby represents and warrants to Stiefel as of the date hereof:

                  4.1 Authority. It has full right, power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by it and constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  4.2 Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against it which questions the validity of this Agreement and the transactions contemplated hereby or thereby, or any action taken or to be taken pursuant hereto or thereto.

                  4.3 No Conflicts. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any breach pursuant to any provision of any of the constituent documents of the Company or result in any breach of any material loan or credit agreement, note, mortgage, indenture, lease, pension plan or other agreement or obligation of the Company or its properties or assets.

         5. Miscellaneous.

                  5.1 Impairment. The Company will not, by amendment of its charter documents or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement. The Company shall not take any steps in relation to its share capital which would have the effect of reducing the Option Price payable per share below par value.

                  5.2 Issue of Shares. The Company shall, during the Option Period, ensure that the Company maintains sufficient authorized but unissued share capital and other authorities and powers of directors of the Company and take all other requisite action to enable the prompt issue of shares pursuant to any exercise of the Option.

                  5.3 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, without limitation, using all reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings.

                  5.4 Parties in Interest. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

                  5.5 Amendments and Waivers. Any term of this Agreement may be amended or waived in writing and only with the written consent of Stiefel and the Company.

                  5.6 Notices. Unless otherwise provided herein, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or five (5) Business Days after being deposited in the U.S. mail as certified or registered mail with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth below or as subsequently modified by written notice.

                  5.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law. The parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then
(a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

                  5.8   Governing   Law.   This   Agreement  and  all  acts  and
transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of Florida without giving effect to principles of conflicts of laws.

                  5.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  5.10 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  5.11 Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated; provided that, if any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, cost and necessary disbursements in addition to any other relief to which such party may be entitled.

5.12 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

                  5.13 Survival of Agreement. All representations and warranties made herein or in any agreement, certificate or instrument delivered to Stiefel pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement and the issuance, sale and delivery of the Option Shares.

                  5.14 Brokerage. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.



                            [signature page follows]

         The parties have executed this Option Agreement as of the date first above written.

                                       STIEFEL LABORATORIES, INC.


                                       By /S/ Tessie L. Brunker
                                       Name:  Tessie L. Brunker
                                       Title:  Vice President, CFO and Treasurer
                                       Address:  225 Alhambra Circle
                                                 Coral Gables, Florida
                                       Fax:  305-443-3467






                                       INYX PHARMA, LTD.


                                       By: /S/ Steven Handley
                                       Name:  Steven Handley
                                       Title:  Director
                                       Address:  Innovation House
                                                 6 Seymour Court, Manor Park
                                                 Runcorn, Cheshire, England
                                       Fax:  01-928-579212